UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2024

Longboard Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-40192	84-5009619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Executive Square, Suite 950 La Jolla, CA		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 789-9283

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LBPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On March 26, 2024, Longboard Pharmaceuticals, Inc. (the “Company”) entered into a Non-Voting Common Stock Purchase Agreement (the “Agreement”) with an investment fund (the “Investor”) affiliated with Farallon Capital Management, L.L.C. (“Farallon”). Funds affiliated with Farallon have been and continue to be a greater than 5% stockholder in the Company. Pursuant to the Agreement, the Company agreed to sell 2,850,000 shares of its non-voting common stock (the “Shares”) to the Investor at a purchase price of $21.00 per share, for aggregate gross proceeds of $59,850,000 (the “Private Placement”). No discounts, commissions or placement agent fees were payable in connection with the Private Placement. The closing of the Private Placement occurred on March 26, 2024.

The Shares have no associated voting rights, except as required by Delaware law. Under the Company's amended and restated certificate of incorporation, each Share is convertible into one share of the Company’s voting common stock at any time at the holder’s election unless such conversion would result in the holder beneficially owning more than 9.99% of the issued and outstanding voting common stock of the Company (the “Beneficial Ownership Limitation”); provided, however, that a holder may increase its Beneficial Ownership Limitation to no more than 19.99% upon 61 days’ prior written notice to the Company, and may decrease its Beneficial Ownership Limitation immediately upon written notice to the Company. The conversion of the Shares is also subject to the expiration or early termination of any applicable premerger notification and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

The Agreement contains a covenant that the Investor and its affiliates shall not exceed aggregated beneficial ownership of 19.99% of the Company’s voting common stock, calculated as if all shares of non-voting common stock held by the Investor and its affiliates were convertible without regard to the Beneficial Ownership Limitation. This restriction will lapse when the Investor and its affiliates beneficially own less than 10.00% of the Company’s voting common stock, calculated as if all shares of non-voting common stock held by the Investor and its affiliates were convertible without regard to the Beneficial Ownership Limitation. The Agreement also contains additional customary representations and warranties from the Company and the Investor.

The offer and sale of the Shares in the Private Placement are exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving a public offering. The Investor represented that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the Shares and the shares of voting common stock issuable upon conversion thereof (collectively, the “Securities”) for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of U.S. federal securities laws. Appropriate legends have been affixed to the Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Longboard Pharmaceuticals, Inc.

Date: March 26, 2024	By:	/s/ Kevin R. Lind
Kevin R. Lind
President and Chief Executive Officer